UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, Raquel Palmer, Michael Psaros and David Shapiro resigned as directors of Global Brass and Copper Holdings, Inc. (the “Company”), effective immediately. Ms. Palmer and Messrs. Psaros and Shapiro were directors designated by Halkos Holdings, LLC (“Halkos”) pursuant to its investor rights agreement with the Company (the “Investor Rights Agreement”). In connection with the Company’s recently completed secondary public offering of common stock, Halkos’ ownership of Company common stock was reduced from 34.4% to 0.0%. As a result of this reduction in Halkos’ beneficial ownership of the Company, under the terms of the Investor Rights Agreement, Halkos is eliminating its director representation through the resignations described herein and no longer has the right to appoint any directors to the Company’s Board of Directors (the “Board”). Ms. Palmer’s and Messrs. Psaros’s and Shapiro’s resignations were not the result of any disagreement between them and the Company.

In connection with the resignations of Ms. Palmer and Messrs. Psaros and Shapiro as Class III directors of the Company, and the requirement under the Company’s Amended and Restated Certificate of Incorporation that the number of directors in each class of directors be apportioned as nearly equal as possible, the Board appointed its existing directors, John H. Walker and George Thanopoulos, to fill vacancies created by the resignations and serve as Class III directors with terms ending at the 2016 annual meeting of stockholders of the Company.

On February 21, 2014, the Board elected Vicki L. Avril as a Class II director of the Company, effective immediately, for a term ending at the 2015 annual meeting of stockholders of the Company. Ms. Avril, age 59, was Chief Executive Officer of TMK IPSCO, one of the largest North American producers of oil and gas welded pipe, seamless pipe and premium connections and provider of oil field services, from 2008 until 2013. Prior to that, Ms. Avril held various positions, including Senior Vice President and Chief Financial Officer, at IPSCO Inc.

Following Ms. Avril’s election, the Company’s Board will be comprised of seven members. Ms. Avril, an independent director, will be a member of the Nominating and Governance Committee, the Compensation Committee and the Audit Committee of the Board. There are no understandings or arrangements between Ms. Avril and any other person pursuant to which Ms. Avril was selected to serve as a director. As compensation for her service on the Board and the applicable Board committees, Ms. Avril is entitled to receive the Company’s standard cash compensation for non-employee directors and Board committee members. Ms. Avril will be indemnified pursuant to the standard director indemnification agreement. Ms. Avril does not have any other relationships requiring disclosure under Item 404(a) of Regulation S-K.

Section 8 – Other Events

Item 8.01 Other Events.

On February 24, 2014, the Company announced that its Board declared a quarterly cash dividend of $0.0375 per share on the Company’s common stock for the fourth quarter of 2013 that will be paid on March 24, 2014, to shareholders of record on the close of business on March 7, 2014.

Additionally, on February 24, 2014, the Company announced that its annual meeting of stockholders will be held at the Renaissance Schaumburg Convention Center Hotel, 1551 N. Thoreau Dr., Schaumburg, IL 60173, on May 22, 2014, at 10:00 a.m. Central Time. The record date for determination of stockholders entitled to notice of, and to vote at, the 2014 annual meeting of stockholders is March 28, 2014.

A copy of the press releases announcing the dividend, record date and annual meeting date are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued February 24, 2014 announcing the dividend.

99.2	Press release issued February 24, 2014 announcing the annual meeting and record dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: February 24, 2014	By:	/s/ Robert T. Micchelli
		Name:	Robert T. Micchelli
		Title:	Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits

99.1	Press release issued February 24, 2014 announcing the dividend.

99.2	Press release issued February 24, 2014 announcing the annual meeting and record dates.

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